UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 04, 2026

CBL & ASSOCIATES PROPERTIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500
Chattanooga, Tennessee		37421-6000
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 423 855-0001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 4, 2026, the Company issued a press release announcing that the Company’s Board of Directors authorized a new common stock repurchase program. The new common stock repurchase program replaces the existing program authorized on November 5, 2025. Under the new common stock repurchase program, the Company may purchase up to $25.0 million of its common stock from time to time on the open market, in privately negotiated transactions or otherwise, depending on market prices and other conditions, through December 31, 2027.

A copy of the press release announcing the repurchase program is attached hereto as Exhibit 99.1, and is incorporated herein by reference and constitutes part of this report.

Item 9.01 Financial Statements and Exhibits.

d)
Exhibits

Exhibit Number	Description
99.1	Press Release – CBL Properties Announces a New $25.0 Million Stock Repurchase Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & Associates Properties, Inc.

Date:	November 4, 2026	By:	/s/ Benjamin W. Jaenicke
Benjamin W. Jaenicke Executive Vice President - Chief Financial Officer and Treasurer